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                 CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use of our report dated July 23, 1999 on the 1999 financial statements of the General Portfolio, New York Portfolio, California Portfolio, Connecticut Portfolio, New Jersey Portfolio, Virginia Portfolio, Florida Portfolio, and Massachusetts Portfolio, series of Alliance Municipal Trust referred to therein in its Post-Effective Amendment to the Registration Statement on Form N-1A as filed with the Securities and Exchange Commission.


                                  McGladrey & Pullen, LLP

New York, New York
October 24, 2000




























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